                                                                    Exhibit 4.11

                      SECOND AMENDMENT TO CREDIT AGREEMENT


                  SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 23, 1999, among TRANSDIGM HOLDING COMPANY, a Delaware corporation ("Holdings"), TRANSDIGM INC., a Delaware corporation (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (each, a "Lender" and, collectively, the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 3, 1998 (as amended through, but not including, the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

I.       AMENDMENTS TO CREDIT AGREEMENT.

                  1. Section 1.01 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and inserting the following new clause (a) in lieu thereof:

                  "(a) Subject to and upon the terms and conditions set forth herein, (A) each Lender with an A Term Loan Commitment on the Initial Borrowing Date severally agrees to make on such date, and (B) each Lender with an A Term Loan Commitment on the AR Acquisition Date severally agrees to make on such date, in each case, a term loan (each, an "A Term Loan" and, collectively, the "A Term Loans") to the Borrower, which A Term Loans: (i) shall be incurred pursuant to two single drawings, the first of which shall be on the Initial Borrowing Date and the second of which shall be on the AR Acquisition Date; (ii) shall be denominated in U.S. Dollars; (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all A Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of A Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than four Borrowings of A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of (A) in the case of the first two such Borrowings, seven days, and (B) in the case of the remaining two Borrowings, one month, and the first of which Borrowings may only be made on the Initial Borrowing Date or on or prior to the sixth Business Day after the

         Initial Borrowing Date and with each such Borrowing made thereafter to be made only on the last day of the Interest Period of the immediately preceding Borrowing); and (iv) shall not exceed for any such Lender at the time of incurrence thereof on the Initial Borrowing Date or the AR Acquisition Date, as the case may be, that aggregate principal amount as is equal to the A Term Loan Commitment of such Lender as in effect on the Initial Borrowing Date or the AR Acquisition Date, as the case may be (before giving effect to any reductions thereto on such respective date pursuant to Section 3.03(b)). Once repaid, A Term Loans incurred hereunder may not be reborrowed."

                  2. Section 1.01 of the Credit Agreement is hereby further amended by deleting clause (b) thereof in its entirety and inserting the following new clause (b) in lieu thereof:

                  "(b) Subject to and upon the terms and conditions set forth herein, (A) each Lender with a B Term Loan Commitment on the Initial Borrowing Date severally agrees to make on such date, and (B) each Lender with a B Term Loan Commitment on the AR Acquisition Date severally agrees to make on such date, in each case, a term loan (each, a "B Term Loan" and, collectively, the "B Term Loans" and, together with the A Term Loans, the "Term Loans") to the Borrower, which B Term
         Loans: (i) shall be incurred pursuant to two single drawings, the first of which shall be on the Initial Borrowing Date and the second of which shall be on the AR Acquisition Date; (ii) shall be denominated in U.S. Dollars; (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all B Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of B Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than four Borrowings of B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans (I) may only have the same Interest Period as is then permitted for a Borrowing of A Term Loans that are maintained as Eurodollar Loans and (II) shall begin and end on the same day as a Borrowing of A Term Loans that are maintained as Eurodollar Loans); and
         (iv) shall not exceed for any such Lender at the time of incurrence thereof on the Initial Borrowing Date or the AR Acquisition Date, as the case may be, that aggregate principal amount as is equal to the B Term Loan Commitment of such Lender as in effect on the Initial Borrowing Date or the AR Acquisition Date, as the case may be (before giving effect to any reductions thereto on such respective date pursuant to Section 3.03(c)). Once repaid, B Term Loans incurred hereunder may not be reborrowed."

                  3. Section 3.03 of the Credit Agreement is hereby amended by deleting clauses (b) and (c) thereof in their entirety and inserting the following new clauses (b) and (c), respectively, in lieu thereof:

                  "(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan

         Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of A Term Loans on such date); provided that, notwithstanding the foregoing, the portion of the Total A Term Loan Commitment effected pursuant to the Second Amendment shall terminate in its entirety on the AR Acquisition Date (after giving effect to the incurrence of A Term Loans on such date).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of B Term Loans on such date); provided that, notwithstanding the foregoing, the portion of the Total B Term Loan Commitment effected pursuant to the Second Amendment shall terminate in its entirety on the AR Acquisition Date (after giving effect to the incurrence of B Term Loans on such date)."

                  4. Section 4.02 of the Credit Agreement is hereby amended by deleting the table appearing in clause (b) thereof in its entirety and inserting the following new table in lieu thereof:

"TRANCHE A SCHEDULED REPAYMENT DATE                                AMOUNT
-----------------------------------                              ----------
         August 15, 1999                                         $4,133,333
         November 15, 1999                                       $1,705,000
         February 15, 2000                                       $1,705,000
         May 15, 2000                                            $1,705,000
         August 15, 2000                                         $1,705,000
         November 15, 2000                                       $2,583,333
         February 15, 2001                                       $2,583,333
         May 15, 2001                                            $2,583,334
         August 15, 2001                                         $2,583,333
         November 15, 2001                                       $2,583,333
         February 15, 2002                                       $2,583,334
         May 15, 2002                                            $2,583,333
         August 15, 2002                                         $2,583,333
         November 15, 2002                                       $3,461,667
         February 15, 2003                                       $3,461,667
         May 15, 2003                                            $3,461,667
         August 15, 2003                                         $3,461,666
         November 15, 2003                                       $3,306,667
         February 15, 2004                                       $3,306,667
         May 15, 2004                                            $3,306,667
         August 15, 2004                                         $3,306,667
         A Term Loan Maturity Date                               $3,306,666".

                  5. Section 4.02 of the Credit Agreement is hereby further amended by deleting the table appearing in clause (c) thereof in its entirety and inserting the following new table in lieu thereof:

"TRANCHE B SCHEDULED REPAYMENT DATE                              AMOUNT
-----------------------------------                              --------

         August 15, 1999                                         $310,000
         November 15, 1999                                       $310,000
         February 15, 2000                                       $155,000
         May 15, 2000                                            $155,000
         August 15, 2000                                         $155,000
         November 15, 2000                                       $155,000
         February 15, 2001                                       $155,000
         May 15, 2001                                            $155,000
         August 15, 2001                                         $155,000
         November 15, 2001                                       $155,000
         February 15, 2002                                       $155,000
         May 15, 2002                                            $155,000
         August 15, 2002                                         $155,000
         November 15, 2002                                       $155,000
         February 15, 2003                                       $155,000
         May 15, 2003                                            $155,000
         August 15, 2003                                         $155,000
         November 15, 2003                                       $155,000
         February 15, 2004                                       $155,000
         May 15, 2004                                            $155,000
         August 15, 2004                                         $155,000
         November 15, 2004                                       $155,000
         February 15, 2005                                     $9,713,333
         May 15, 2005                                          $9,713,333
         August 15, 2005                                       $9,713,334
         November 15, 2005                                     $9,713,333
         February 15, 2006                                     $9,713,333
         B Term Loan Maturity Date                             $9,713,334".

                  6. Section 4.02 of the Credit Agreement is hereby further amended by inserting the following new clause (m) at the end thereof:

                  "(m) In addition to any other mandatory repayments pursuant to this Section 4.02, on any date upon which Holdings or any of its Subsidiaries receives proceeds from any purchase price adjustment effected pursuant to the AR Acquisition Agreement, 100% of such proceeds shall be applied to repay Revolving Loans (if any) outstanding at such time (with no corresponding reduction to the Total Revolving Loan Commitment)."

                  7. Section 7.02 of the Credit Agreement is hereby amended by
(i) inserting the words "and the AR Transaction Documents" immediately following the words "Transaction Documents" in each place such words appear therein and
(ii) inserting the words "and AR Transaction Document" immediately following the words "Transaction Document" in each place such words appear therein.

                  8. Section 7.03 of the Credit Agreement is hereby amended by inserting the words "or the AR Transaction Documents" immediately following the words "Transaction Documents" appearing therein.

                  9. Section 7.05(a) of the Credit Agreement is hereby amended by deleting such clause (a) in its entirety and inserting the following new clause (a) in lieu thereof:

                  "(a) All proceeds of Term Loans incurred (i) on the Initial Borrowing Date, shall be used by the Borrower to finance the Transaction and to pay fees and expenses incurred in connection therewith and (ii) on the AR Acquisition Date, shall be used by the Borrower to finance the AR Transaction and to pay fees and expenses incurred in connection therewith, provided that such fees and expenses shall not exceed $2,000,000.

                  10. Section 7.05(b) of the Credit Agreement is hereby amended by inserting the following parenthetical at the end thereof:

         "(exclusive of Revolving Loans and Swingline Loans incurred to finance the AR Transaction, although no more than $8,000,000 of Revolving Loans and Swingline Loans in the aggregate may be used to finance the AR Transaction)".

                  11. Section 7.06 of the Credit Agreement is hereby amended by
(i) inserting "(a)" immediately after the heading thereof and (ii) inserting the following new clause (b) at the end thereof:

                  "(b) Except as may have been obtained or made on or prior to the AR Acquisition Date (and which remain in full force and effect on the AR Transaction Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any AR Transaction Document or (ii) the legality, validity, binding effect or enforceability of any AR Transaction Document."

                  12. Section 7.09 of the Credit Agreement is hereby amended by
(i) inserting the words "and the AR Projections" immediately following the word "Projections" appearing in the first parenthetical thereof and (ii) inserting the words "and the AR Transaction Documents" immediately following the words "Transaction Documents" appearing in the third parenthetical thereof.

                  13. Section 7.10(a) of the Credit Agreement is hereby amended by (i) inserting a reference to "and the AR Acquisition Date" immediately following the reference to "Initial Borrowing Date" appearing therein, (ii) inserting a reference to "and, to the extent applicable, the AR Transaction," immediately following the reference to "Transaction" appearing therein and (iii) inserting a reference to "and, to the extent applicable, the AR Transaction Documents," immediately following the reference to "Transaction Documents" appearing therein.

                  14. Section 7.10(b) of the Credit Agreement is hereby amended by inserting the following new clauses (iii) and (iv) at the end thereof:

                  "(iii) The audited consolidated balance sheets of AR Holdings and its Subsidiaries for the fiscal years ended June 28, 1996, June 27, 1997 and June 26, 1998, respectively, and the unaudited consolidated balance sheet or AR Holdings and its Subsidiaries for its fiscal quarter ended December 31, 1998, and (in each case) the related consolidated statements of income, cash flows and shareholders' equity of AR Holdings and its Subsidiaries for the fiscal years or six month period, as the case may be, ended on such dates, copies of which have been furnished to the Lenders prior to the Second Amendment Effective Date, present fairly in all material respects the consolidated financial position of AR Holdings and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of AR Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except as otherwise disclosed in the notes thereto and, in the case of the six month financial statements, (x) such financial statements shall reflect adjustments consistent with those reflected in such statements delivered to the Administrative Agent prior to the Second Amendment Effective Date and
         (y) the absence of footnotes and normal year-end audit adjustments.

                  (iv) The PRO FORMA consolidated balance sheet of Holdings and its Subsidiaries at December 31, 1998 and the PRO FORMA consolidated statement of income of Holdings and its Subsidiaries for the twelve months ended December 31, 1998, in each case after giving effect to the Transaction and the financing therefor, copies of which have been furnished to the Lenders prior to the Second Amendment Effective Date, present fairly in all material respects the PRO FORMA consolidated financial position of Holdings and its Subsidiaries as of December 31, 1998 and the PRO FORMA consolidated results of operations of Holdings and its Subsidiaries for the twelve-month period ended on December 31, 1998. Such pro forma financial statements have been prepared on a basis consistent with the historical financial statements set forth in clause
         (i) of this Section 7.10(b)."

                  15. Section 7.10(d) of the Credit Agreement is hereby amended by (i) inserting the phrase "and the AR Acquisition Date" immediately after the phrase "Initial Borrowing Date" appearing therein and (ii) inserting the word "each" immediately after the word "on" appearing in the first parenthetical thereof.

                  16. Section 7.10(e) of the Credit Agreement is hereby amended by (i) inserting "(i)" immediately after the reference to "(e)" thereof and (ii) inserting the following new clause (ii) at the end thereof:

                  "(ii) The AR Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b) (except as may otherwise be indicated in the AR Projections), and are based on good faith estimates and assumptions made by the management of Holdings. On the AR Acquisition Date (i) such management believed that the AR Projections were reasonable and attainable and (ii) there is no fact known to Holdings or any of its Subsidiaries which could have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the AR Transaction."

                  17. Section 7.24 of the Credit Agreement is hereby amended by
(i) inserting the words "and in the AR Transaction Documents" immediately after the words "Transaction Documents" appearing therein and (ii) inserting the words "or the AR Acquisition Date, as the case may be," immediately following the words "Initial Borrowing Date" appearing therein.

                  18. Section 7 of the Credit Agreement is hereby further amended by inserting the following new Section 7.28 immediately after Section
7.27 appearing therein:

                  "7.28 CONSUMMATION OF AR TRANSACTION. At the time of consummation thereof, the AR Transaction shall have been consummated in all material respects in accordance with the terms of the respective AR Transaction Documents and all applicable laws. At the time of consummation thereof, all necessary and material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the AR Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the AR Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the AR Transaction, or the occurrence of any Credit Event or the performance by Holdings and its Subsidiaries of their respective obligations under the AR Transaction Documents and all applicable laws. The AR Transaction has been consummated in all material respects in accordance with the respective AR Transaction Documents and all applicable laws."

                  19. Section 8.10 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

         "Notwithstanding the foregoing, AR Holdings and its Subsidiaries may have a fiscal year end and fiscal quarter ends on dates that are different than those of Holdings and its other Subsidiaries, although Holdings agrees to cause AR Holdings to change its and its Subsidiaries' fiscal year and fiscal quarter ends to dates that are consistent with those of

         Holdings and its other Subsidiaries as promptly as practicable following the Second Amendment Effective Date."

                  20. Section 8.14(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

         "The Borrower and the Lenders hereby agree that the AR Acquisition shall be a Permitted Acquisition subject to the terms of this Section
         8.14 although clauses (viii) and (ix) above shall be determined without regard to, and shall not apply to, the AR Acquisition so long as (x) the aggregate consideration paid in connection with the AR Acquisition (without giving effect to any Indebtedness acquired and refinanced in connection therewith) does not exceed $29,000,000, (y) substantially all Indebtedness of AR Holdings and its Subsidiaries is refinanced at the time of the consummation of the AR Transaction and (z) the AR Transaction is financed with no more than $34,000,000 of Term Loans and no more than $8,000,000 of Revolving Loans and Swingline Loans."

                  21. Section 9.08(a) of the Credit Agreement is hereby amended by (i) deleting the reference to the amount "$6,500,000" appearing in clause (i) thereof and inserting the amount "$7,500,000" in lieu thereof, (ii) deleting in its entirety the table appearing in said Section and inserting the following new table in lieu thereof:

"FISCAL YEAR ENDING                                        AMOUNT
 ------------------                                        ------
September 30, 2000                                        $7,500,000
September 30, 2001                                        $7,500,000
September 30, 2002                                        $7,500,000
September 30, 2003                                        $7,500,000
September 30, 2004                                        $7,500,000
September 30, 2005                                        $8,500,000
September 30, 2006                                        $9,000,000";

and (iii) inserting the parenthetical "(other than the AR Acquisition)" immediately following the words "any Permitted Acquisition" appearing in the second sentence thereof.

                  22. Section 9.09 of the Credit Agreement is hereby amended by
(i) deleting in its entirety the table appearing in said Section and inserting the following new table in lieu thereof:

"FISCAL QUARTER ENDING CLOSEST TO                         AMOUNT
 --------------------------------                         ------
December 31, 1998                                        $40,000,000
March 31, 1999                                           $44,000,000
June 30, 1999                                            $44,000,000
September 30, 1999                                       $48,000,000
December 31, 1999                                        $48,000,000
March 31, 2000                                           $48,000,000
June 30, 2000                                            $48,000,000



                                       8


September 30, 2000                                       $52,000,000
December 31, 2000                                        $52,000,000
March 31, 2001                                           $52,000,000
June 30, 2001                                            $52,000,000
September 30, 2001                                       $56,000,000
December 31, 2001                                        $56,000,000
March 31, 2002                                           $56,000,000
June 30, 2002                                            $56,000,000
September 30, 2002                                       $62,000,000
December 31, 2002                                        $62,000,000
March 31, 2003                                           $62,000,000
June 30, 2003                                            $62,000,000
September 30, 2003
and the last day of each fiscal quarter of
Holdings ending thereafter                               $69,000,000";

and (ii) inserting the parenthetical "(other than the AR Acquisition)" immediately following the words "any Permitted Acquisition" appearing in the second sentence thereof.

                  23. Section 9.10 of the Credit Agreement is hereby amended by deleting in its entirety the table appearing in said Section and inserting the following new table in lieu thereof:

"FISCAL QUARTER ENDING CLOSEST TO                            RATIO
 --------------------------------                            -----
March 31, 1999                                               1.65:1.00
June 30, 1999                                                1.65:1.00
September 30, 1999                                           1.65:1.00
December 31, 1999                                            1.75:1.00
March 31, 2000                                               1.85:1.00
June 30, 2000                                                1.85:1.00
September 30, 2000                                           1.85:1.00
December 31, 2000                                            2.00:1.00
March 31, 2001                                               2.00:1.00
June 30, 2001                                                2.00:1.00
September 30, 2001                                           2.15:1.00
December 31, 2001                                            2.25:1.00
March 31, 2002                                               2.25:1.00
June 30, 2002                                                2.25:1.00
September 30, 2002
and the last day of each fiscal quarter of Holdings ending
thereafter                                                   2.50:1.00"

                  24. Section 9.11 of the Credit Agreement is hereby amended by deleting the reference therein to "5.00" and inserting a reference to "5.25" in lieu thereof.

                  25. Section 11 of the Credit Agreement is hereby amended by deleting the definitions of "A Term Loan Commitment" and "B Term Loan Commitment" appearing therein and inserting the following new definitions of "A Term Loan Commitment" and "B Term Loan Commitment" in lieu thereof:

                  "A Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I (as in effect on the Initial Borrowing Date in the case of A Term Loans incurred on such date and as in effect on the AR Acquisition Date in the case of A Term Loans incurred on such date, in either case) directly below the column entitled "A Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or Section 10.

                  "B Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I (as in effect on the Initial Borrowing Date in the case of B Term Loans incurred on such date and as in effect on the AR Acquisition Date in the case of B Term Loans incurred on such date, in either case) directly below the column entitled "B Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or Section 10.

                  26. Section 11 of the Credit Agreement is hereby further amended by (i) inserting the text "and up to $1,750,000 in the aggregate of one-time cash and non-cash severance expenses directly associated with the AR Acquisition" immediately following the reference to "Subordinated Note Offering Memorandum" appearing in the definition of "Consolidated EBITDA" and (ii) deleting the word "and" appearing at the end of the final clause (x) appearing in the definition of "Consolidated EBITDA" and inserting the following new clause (z) at the end of said definition:

         "and (z) in determining Consolidated EBITDA for purposes of Sections
         9.09 and 9.10, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to the AR Acquisition to the extent such acquisition occurred during such period and the assets acquired pursuant to such acquisition were not subsequently sold or otherwise disposed of by Holdings or any of its Subsidiaries during such period".

                  27. Section 11 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

                  "Adams Rite Aerospace" shall mean Adams Rite Aerospace, Inc., a California corporation.

                  "AR Acquisition" shall mean the merger of a Wholly-Owned Domestic Subsidiary of the Borrower with and into AR Holdings, with AR Holdings being the surviving corporation of such merger, pursuant to the terms of the AR Acquisition Agreement and the other AR Acquisition Documents.

                  "AR Acquisition Agreement" shall mean the Agreement and Plan of Reorganization, dated as of February __, 1999, by and among the Borrower, a Wholly-

         Owned Domestic Subsidiary of the Borrower, AR Holdings and a representative for the shareholders of AR Holdings.

                  "AR Acquisition Date" shall mean the date on which the AR Transaction is consummated and the incurrence of Term Loans pursuant to the Second Amendment is made, which date shall be the Second Amendment Effective Date.

                  "AR Acquisition Documents" shall mean the AR Acquisition Agreement and any other agreements, instruments and documents entered into in connection with the AR Acquisition.

                  "AR Holdings" shall mean ZMP, Inc., a California corporation and the owner of all of the outstanding capital stock of Adams Rite Aerospace.

                  "AR Projections" shall mean the projections, dated __________, 1999, which were prepared by or on behalf of Holdings in connection with the AR Transaction and which were delivered to the Lenders prior the Second Amendment Effective Date.

                  "AR Refinancing" shall mean the refinancing of substantially all of the Indebtedness of AR Holdings and its Subsidiaries as part of the AR Acquisition.

                  "AR Refinancing Documents" shall mean any agreements, instruments and documents entered into in connection with the AR Refinancing.

                  "AR Transaction" shall mean, collectively, the AR Acquisition and the AR Refinancing.

                  "AR Transaction Documents" shall mean the AR Acquisition Documents and the AR Refinancing Documents.

                  "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of February 16, 1999.

                  "Second Amendment Effective Date" shall have the meaning provided in paragraph II.6. of the Second Amendment.

                  28. Annexes I and II to the Credit Agreement are hereby amended by deleting same in their entirety and inserting in lieu thereof Schedules I and II, respectively, attached hereto.

                  29. In connection with the incurrence of A Term Loans and B Term Loans pursuant to this Amendment, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding A Term Loans and B Term Loans, as the case may be, continue to participate in each Borrowing of outstanding A Term Loans and B Term Loans (after giving effect to the incurrence of A Term Loans and B Term Loans pursuant to this Amendment) on a PRO RATA basis (including by having the A Term Loans or B Term Loans, as the case may be, incurred pursuant to this Amendment added to the then outstanding Borrowings of A Term Loans or B Term Loans, as the case may be, on a pro rata basis even though as a result thereof such new A Term Loan or B Term Loan, as the case may be, may effectively have a shorter Interest Period than the existing A Term Loans or B Term Loans, as the case may be), and it is hereby agreed that (x) to the extent any existing Borrowings of A Term Loans and B Term Loans that are maintained as Eurodollar Loans are affected as a result thereof, any breakage costs of the type described in Section 1.11 of the Credit Agreement incurred by such Lenders in connection therewith shall be for the account of the Borrower or (y) to the extent the A Term Loans and B Term Loans that are incurred pursuant to this Amendment are added to the then outstanding Borrowings of A Term Loans or B Term Loans, as the case may be, which are maintained as Eurodollar Loans, the Lenders that have made such additional A Term Loans or B Term Loans, as the case may be, shall be entitled to receive an effective interest rate on such additional Term Loans as is equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such additional Term Loans plus the then Applicable Eurodollar Margin.

II.      MISCELLANEOUS PROVISIONS.

                  1. In order to induce the Lenders to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:

                  (a) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below), both before and after giving effect to this Amendment; and

                  (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  2. All parties hereto hereby acknowledge and agree that all extensions of credit (including all Term Loans and all amounts owing with respect thereto) pursuant to the Credit Agreement, as amended hereby, shall be entitled to the benefits of all Guaranties and Security Documents executed and delivered pursuant to the Credit Agreement, and to the benefit of all other Credit Documents.

                  3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  6. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when the following conditions have been met to the satisfaction of the Administrative Agent and the Required Lenders (determined immediately after the occurrence of the Second Amendment Effective
Date):

                  (i) each of Holdings, the Borrower, each Subsidiary Guarantor, the Required Lenders (determined before giving effect to this Amendment) and each Lender which is providing an A Term Loan Commitment and/or a B Term Loan Commitment pursuant to this Amendment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office;

                  (ii) (x) there shall have been delivered to the Administrative Agent and the Lenders true and correct copies of all AR Transaction Documents, certified as such by an Authorized Officer of Holdings or the Borrower, and all terms and conditions of the AR Transaction Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and (y) the AR Transaction shall have been consummated in accordance with the AR Transaction Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Administrative Agent) and the relevant requirements of the Credit Agreement (as amended hereby);

                  (iii) the Administrative Agent shall have received from each Credit Party (including any Credit Party acquired pursuant to the AR Acquisition) certified copies of resolutions of the Board of Directors or statements of unanimous written consent in lieu thereof of such Credit Party with respect to the matters set forth in this Amendment and the transactions contemplated herein and such resolutions shall be in form and substance reasonably satisfactory to the Administrative Agent;

                  (iv) (A) AR Holdings and each Domestic Subsidiary thereof acquired in connection with the AR Acquisition (including Adams Rite Aerospace) shall have (i) executed and delivered to the Administrative Agent a subsidiary assumption agreement pursuant to which each such Person shall become a party to the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement and (ii) complied with any other requirements of Sections 8.11 and 9.15 of the Credit Agreement to the extent required by the Administrative Agent to be complied with on the Second Amendment Effective Date and (B) Holdings and the other Credit Parties shall have duly pledged and delivered to the Collateral Agent any additional Pledge Agreement Collateral acquired pursuant to the AR

         Acquisition, together with the officer's certificate referred to in
         Section 3.3 of the Pledge Agreement;

                  (v) the Administrative Agent shall have received a solvency certificate from the Chief Financial Officer of Holdings in the form of Exhibit J to the Credit Agreement, except that such certificate shall be dated the Second Amendment Effective Date and shall be modified (to the satisfaction of the Administrative Agent) to provide that such certificate is being provided after giving effect to the AR Transaction;

                  (vi) the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed on behalf of the Borrower by the President or any Vice President of the Borrower, stating that all of the conditions in clause (i) of this Paragraph 6 and in Section 6.01 of the Credit Agreement have been satisfied, and all of the representations and warranties contained in
         Section 7 of the Credit Agreement (as amended hereby) are true and correct in all material respects, in each such case, on such date;

                  (vii) the Administrative Agent shall have received (x) true and correct copies of the historical financial statements, the pro forma financial statements and the AR Projections referred to in Sections 7.10(b)(iii), (b)(iv) and (e)(ii) of the Credit Agreement (as amended hereby), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and
         (y) true and correct copies of the certificates required to be delivered pursuant to Section 8.14(a) of the Credit Agreement (as amended hereby);

                  (viii) the Borrower shall have paid to the Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Lenders to the extent then due;

                  (ix) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Amendment and the AR Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings or governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities;

                  (x) the Administrative Agent shall have received, and shall be reasonably satisfied with both the form and substance of, an opinion of Latham & Watkins, counsel to Holdings and the Borrower, with respect to the matters contemplated by this Amendment; and

                  (xi) the Administrative Agent shall have received (A) executed Financing Statements (Form UCC-1) in appropriate form for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests in all of the Collateral acquired pursuant to the AR Acquisition, (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name AR Holdings or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause
         (A) above, together with copies of such other financing statements that name AR Holdings or any of its Subsidiaries as debtors (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received appropriate termination statements executed by the secured party thereunder), (C) evidence of the completion of all other recordings and filings of, or with respect to, such security interests as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Documents, and (D) evidence (including appropriate pay-off letters, UCC-3 termination statements, mortgage releases and other release documents) that the capital stock of AR Holdings and its Subsidiaries and all assets of such Persons have been acquired pursuant to the AR Acquisition free and clear of all Liens.

Notwithstanding anything to the contrary contained above or elsewhere in this Second Amendment, unless both the Second Amendment Effective Date and the AR Acquisition Date occur on or prior to March 31, 1999, the Second Amendment Effective Date shall not thereafter occur and this Amendment shall be of no further force or effect. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained above have not been met, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the other conditions described above have been met, the Second Amendment Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Second Amendment Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions specified above). The Administrative Agent will give the Borrower and each Lender prompt notice of the occurrence of the Second Amendment Effective Date. The acceptance by the Borrower of the proceeds of the Loans on the AR Acquisition Date shall be deemed to constitute a representation and warranty by the Borrower (including, without limitation, for purposes of Section 10.02 of the Credit Agreement) to the effect that all conditions contained above in this Paragraph 6 have been satisfied as of the Second Amendment Effective Date.

                  7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                                  TRANSDIGM HOLDING COMPANY

                                  By /s/ Peter B. Radekevich
                                    --------------------------------------------
                                    Title: Chief Financial Officer

                                  TRANSDIGM INC.

                                  By /s/ Peter B. Radekevich
                                    --------------------------------------------
                                    Title: Chief Financial Officer

                                  MARATHON POWER TECHNOLOGIES COMPANY

                                  By /s/ Peter B. Radekevich
                                    --------------------------------------------
                                    Title: Chief Financial Officer

                                  BANKERS TRUST COMPANY, Individually and
                                  as Administrative Agent

                                  By /s/ Gregory Shefrin
                                    --------------------------------------------
                                    Title: Principal

                                  CREDIT SUISSE FIRST BOSTON,
                                  Individually and as Syndication Agent

                                  By /s/ Bill O'Daly
                                    --------------------------------------------
                                    Title: Vice President

                                  By /s/ Robert Hetu
                                    --------------------------------------------
                                    Title: Vice President

                                  BANK OF NOVA SCOTIA

                                  By /s/ Robert Gaviglio
                                    --------------------------------------------
                                    Title: Senior Relationship Manager

                                  FLEET NATIONAL BANK,
                                  Individually and as Documentation Agent

                                  By /s/ James C. Silva
                                    --------------------------------------------
                                    Title: Vice President

                                    NBD BANK

                                    By /s/ Gary L. Wilson
                                      ------------------------------------------
                                      Title: First Vice President

                                    GENERAL ELECTRIC CAPITAL CORPORATION

                                    By
                                      ------------------------------------------
                                      Title:

                                    HELLER FINANCIAL, INC.

                                    By /s/ Scott Ziemke
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                    NATIONAL CITY BANK

                                    By /s/ Joseph D. Robison
                                      ------------------------------------------
                                      Title: Vice President

                                    INDOSUEZ CAPITAL FUNDING II A, LIMITED
                                    By Indosuez Capital Luxembourg,
                                          as Collateral Agent

                                    By /s/ Melissa Marano
                                      ------------------------------------------
                                      Title: Vice President

                                    INDOSUEZ CAPITAL FUNDING IV, L.P.
                                    By Indosuez Capital Luxembourg,
                                          as Collateral Agent

                                    By /s/ Melissa Marano
                                      ------------------------------------------
                                      Title: Vice President

                                    PARIBAS CAPITAL FUNDING LLC

                                    By /s/ Jeffrey J. Youle
                                      ------------------------------------------
                                      Title:

                                    SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                    By /s/ Diane Exter
                                      ------------------------------------------
                                      Title: Portfolio Manager

                                     TORONTO DOMINION (NEW YORK), INC.

                                     By
                                       -----------------------------------------
                                       Title:

                                                                         ANNEX I


                              Outstanding       Outstanding            A                B          Revolving
          Lender                 A                 B             Term Loan        Term Loan           Loan
          ------              Term Loans        Term Loans       Commitment       Commitment       Commitment
                              ----------        ----------       ----------       ----------       ----------
Bankers Trust Company          $7,672,500       $9,012,500              $0                $0       $5,115,000

Credit Suisse First Boston     $6,277,500       $1,237,500              $0                $0       $4,185,000

Bank of Nova Scotia            $6,000,000               $0              $0        $1,000,000       $4,000,000

Fleet National Bank            $4,125,000       $4,125,000      $2,000,000        $1,500,000       $2,750,000

NBD Bank                       $6,000,000               $0      $4,000,000        $2,000,000       $4,000,000

General Electric Capital       $4,125,000       $4,125,000      $3,500,000        $2,000,000       $2,750,000
Corporation

Heller Financial, Inc.         $5,400,000       $2,000,000      $2,000,000        $1,000,000       $3,600,000

National City Bank.            $5,400,000       $2,000,000      $3,500,000        $2,000,000       $3,600,000

Indosuez Capital Funding               $0       $3,750,000              $0                $0               $0
II A, Ltd.

Indosuez Capital Funding               $0       $3,750,000      $1,000,000        $1,000,000               $0
IV, L.P.

Paribas Capital Funding                $0       $7,500,000      $1,000,000        $2,000,000               $0
LLC

Sankaty High Yield Asset               $0       $7,500,000              $0        $2,500,000               $0
Partners, L.P.

Toronto Dominion (New                  $0               $0              $0        $2,000,000               $0
York), Inc.

TOTAL:                        $45,000,000      $45,000,000     $17,000,000       $17,000,000      $30,000,000

                                                                        Annex II


BANKERS TRUST COMPANY                                             130 Liberty Street
                                                                  New York, NY 10006
                                                                  Attention:  Greg Shefrin
                                                                  Telephone No.:  (212) 250-1724
                                                                  Facsimile No.:  (212) 250-7218

CREDIT SUISSE FIRST BOSTON                                        11 Madison Avenue
                                                                  New York, NY 10010
                                                                  Attention: Bill O'Daly
                                                                  Telephone No.: (212) 325-9909
                                                                  Facsimile No.: (212) 325-8388

BANK OF NOVA SCOTIA                                               One Liberty Plaza
                                                                  New York, NY 10006
                                                                  Attention: Robert Gaviglio
                                                                  Telephone No.: (212) 225-5054
                                                                  Facsimile No.: (212) 225-5090

FLEET BANK                                                        One Federal Street
                                                                  Mail Stop: MA OF D03C
                                                                  Boston, MA 02110
                                                                  Attention:  Jim Silva
                                                                  Telephone No.:  (617) 346-4399
                                                                  Facsimile No.:  (617) 346-4806

NBD BANK                                                          611 Woodward Street
                                                                  Detroit, MI 48226
                                                                  Attention:  Paul DeMelo
                                                                  Telephone No.:  (313) 225-2520
                                                                  Facsimile No.:  (313) 225-1212

GE CAPITAL CORPORATION                                            335 Madison Avenue
                                                                  New York, NY 10017
                                                                  Attention:  Kenneth Li
                                                                  Telephone No.:  (212) 370-8040
                                                                  Facsimile No.:  (212) 983-8767

HELLER FINANCIAL INC.                                             500 West Monroe Street
                                                                  Chicago, IL 60661
                                                                  Attention:  Linda Wolf
                                                                  Telephone No.:  (312) 441-7894
                                                                  Facsimile No.:  (312) 441-7357




                                                                        Annex II
                                                                          Page 2


NATIONAL CITY BANK                                                1900 East North Street
                                                                  7th Floor
                                                                  Cleveland, OH 44114
                                                                  Attention:  Joseph Robinson
                                                                  Telephone No.:  (216) 575-9254
                                                                  Facsimile No.:  (216) 575-9396

INDOSUEZ CAPITAL FUNDING                                          1211 Avenue of the Americas
                                                                  New York, NY 10036
                                                                  Attention:  Maklikah Buchweitz
                                                                  Telephone No.:  (212) 278-2213
                                                                  Facsimile No.:  (212) 278-2254

PARIBAS CAPITAL LLC                                               787 Seventh Avenue
                                                                  New York, NY 10019
                                                                  Attention:  Francois Gauvin
                                                                  Telephone No.:  (212) 841-2548
                                                                  Facsimile No.:  (212) 841-2363

SANKATY HIGH YIELD ASSET PARTNERS, L.P.                           2 Copley Place
                                                                  Boston, MA 02116
                                                                  Attention:  Diane Exter
                                                                  Telephone No.:  (617) 572-3216
                                                                  Facsimile No.:  (617) 572-3274

TORONTO DOMINION (NEW YORK), INC                                  909 Fannie Street
                                                                  Suite 1700
                                                                  Houston, TX  77101
                                                                  Attention:  David Parker
                                                                  Telephone No.:  (713) 653-8248
                                                                  Facsimile No.: (713)
                                                                                      ----------